Exhibit 10.1

FIRST AMENDMENT AGREEMENT
This FIRST AMENDMENT AGREEMENT (this “Amendment”) is made as of the 14th day of March, 2019 among:
(a)    CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (the “US Borrower”);

(b)    HORIZON PLASTICS INTERNATIONAL INC., a corporation incorporated under the laws of British Columbia, Canada (the “Canadian Borrower” and, together with the US Borrower, collectively, the “Borrowers” and, individually, each a “Borrower”);

(c)    the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(d)    KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”).

WHEREAS, the Borrowers, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of January 16, 2018 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

1.    Amendment to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Commitment Fee Rate”, “Applicable Margin”, “Consolidated EBITDA”, “Consolidated Unfunded Capital Expenditures” and “Fixed Charge Coverage Ratio” therefrom and to insert in place thereof, respectively, the following:

“Applicable Commitment Fee Rate” means:

(a)    for the period from the First Amendment Effective Date through May 31, 2019, twenty-five (25.00) basis points; and

(b)    commencing with the Consolidated financial statements of the US Borrower for the fiscal quarter ending March 31, 2019, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 4.75 to 1.00	32.50 basis points
Greater than or equal to 4.25 to 1.00 but less than 4.75 to 1.00	30.00 basis points
Greater than or equal to 3.75 to 1.00 but less than 4.25 to 1.00	27.50 basis points
Greater than or equal to 3.25 to 1.00 but less than 3.75 to 1.00	25.00 basis points
Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	22.50 basis points
Greater than or equal 1.75 to 1.00 but less than 2.75 to 1.00	20.00 basis points
Less than 1.75 to 1.00	17.50 basis points

The first date on which the Applicable Commitment Fee Rate is subject to change is June 1, 2019. After June 1, 2019, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate (provided that, if the internal financial statements for the last fiscal quarter of the fiscal year of the US Borrower, as required by Section 5.3(a) hereof, are not consistent with the audited financial statements required by Section 5.3(b) hereof, the Applicable Commitment Fee Rate shall be retroactively adjusted upon receipt of the audited statements). The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VII and VIII hereof. Notwithstanding anything herein to the contrary, (i) during any period when the Borrowers shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Commitment Fee Rate shall, at the election of the Administrative Agent (which may be retroactively effective), be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee Rate applied for such Applicable Commitment Fee Period, then (A) the US Borrower shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Commitment Fee Period, (B) the Applicable Commitment Fee Rate shall be determined based on such corrected Compliance Certificate, and (C) the US Borrower shall promptly pay to the Administrative Agent, for the benefit of the Lenders, the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such Applicable Commitment Fee Period.

“Applicable Margin” means:

(a)    for the period from the First Amendment Effective Date through May 31, 2019, (i) two hundred seventy-five (275.00) basis points for Eurodollar Loans and Daily LIBOR Loans, and (ii) one hundred seventy-five (175.00) basis points for Base Rate Loans; and

(b)    commencing with the Consolidated financial statements of the US Borrower for the fiscal quarter ending March 31, 2019, the number of basis points (depending upon whether Loans are Daily LIBOR Loans, Eurodollar Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Basis Points for Eurodollar Loans and Daily LIBOR Loans	Applicable Basis Points for Base Rate Loans
Greater than or equal to 4.75 to 1.00	400	300
Greater than or equal to 4.25 to 1.00 but less than 4.75 to 1.00	350	250
Greater than or equal to 3.75 to 1.00 but less than 4.25 to 1.00	300	200
Greater than or equal to 3.25 to 1.00 but less than 3.75 to 1.00	275	175
Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	225	125
Greater than or equal 1.75 to 1.00 but less than 2.75 to 1.00	200	100
Less than 1.75 to 1.00	175	75

The first date on which the Applicable Margin is subject to change is June 1, 2019. After June 1, 2019, changes to the Applicable Margin shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate (provided that, if the internal financial statements for the last fiscal quarter of the fiscal year of the US Borrower, as required by Section 5.3(a) hereof, are not consistent with the audited financial statements required by Section 5.3(b) hereof, the Applicable Margin shall be retroactively adjusted upon receipt of the audited statements). The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VII and VIII hereof. Notwithstanding anything herein to the contrary, (i) during any period when the Borrowers shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall, at the election of the Administrative Agent (which may be retroactively effective), be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) the Borrowers shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) the Borrowers, as applicable, shall promptly pay to the Administrative Agent, for the benefit of the Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) reasonable non-recurring non-cash losses not incurred in the ordinary course of business, (v) non-cash compensation expenses recognized under Statement of Financial Accounting Standards 123R in connection with the US Borrower’s equity incentive stock option plan and restricted stock grants, (vi) non-cash post-retirement expenses minus retirement benefits paid in cash, (vii) fees incurred in relation to the Horizon Plastics Acquisition and expenses incurred in connection with executive severance, recruiting and consulting packages, in an aggregate amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000), (viii) expenses incurred in connection with the hiring and payment of temporary labor force, in an aggregate amount not to exceed of One Million Six

Hundred Thousand Dollars ($1,600,000), (ix) expenses incurred in connection with third-party quality checks and due diligence, in an aggregate amount not to exceed One Million Eight Hundred Thousand Dollars ($1,800,000), and (x) non-recurring expenses incurred during the period from January 1, 2019 through June 1, 2019 in connection with Mexican union bonus payments, in an aggregate amount not to exceed One Million Four Hundred Thousand Dollars ($1,400,000); minus, (b) to the extent included in Consolidated Net Earnings for such period, non-recurring gains not incurred in the ordinary course of business; provided that, for any period ending within one year after the Closing Date, Consolidated EBITDA shall be recalculated to include the EBITDA of Horizon Plastics and its Subsidiaries on a consolidated basis in accordance with GAAP (with appropriate pro-forma adjustments, reasonably acceptable to the Administrative Agent, due to discontinued operations) calculated after giving pro forma effect to the Horizon Plastics Acquisition as if the Horizon Plastics Acquisition had been completed on the first day of the relevant measuring period.

“Consolidated Unfunded Capital Expenditures” means, for any period, Consolidated Capital Expenditures that are not directly financed by the Companies with (a) long-term Indebtedness (other than Revolving Loans), or (b) Capitalized Lease Obligations; provided that an aggregate amount not to exceed Five Million Dollars ($5,000,000) during the Commitment Period of Consolidated Capital Expenditures, which are growth capital expenditures and are funded with Revolving Loans, shall not be deemed to be Consolidated Unfunded Capital Expenditures to the extent designated by the US Borrower.

“Fixed Charge Coverage Ratio” means, as determined for the most recently completed four fiscal quarters of the US Borrower, on a Consolidated basis, the ratio of (a) Consolidated EBITDA, minus the total of (i) Consolidated Unfunded Capital Expenditures, (ii) Capital Distributions and other Restricted Payments made in an aggregate amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), and (iii) Consolidated Income Tax Expense paid in cash; to (b) Consolidated Fixed Charges; provided that (A) for any period ending within one year after the Closing Date, the amount of Consolidated Unfunded Capital Expenditures set forth in subpart (a)(i) above and the amount of Consolidated Income Tax Expense set forth in subpart (a)(ii) above shall be recalculated to include, respectively, the unfunded capital expenditures or income tax expense of Horizon Plastics and its Subsidiaries on a consolidated basis in accordance with GAAP calculated after giving pro forma effect to the Horizon Plastics Acquisition as if the Horizon Plastics Acquisition had been completed on the first day of the relevant measuring period (in each case to the extent included in the calculation of Consolidated EBITDA for such period), and (B) for the periods of four fiscal quarters ending March 31, 2019, June 30, 2019 and September 30, 2019, subpart (a) hereof shall be recalculated without the deduction of Consolidated Unfunded Capital Expenditures from Consolidated EBITDA pursuant to subpart (a)(i) above for purposes of determining compliance with the Fixed Charge Coverage Ratio.

2.    Additions to Definition in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Availability Block” means Seven Million Five Hundred Thousand Dollars ($7,500,000), as such amount may be decreased or otherwise modified pursuant to Section 11.3(b)(i)(G).

“Cash Equivalent” means cash equivalent as determined in accordance with GAAP.

“First Amendment Effective Date” means March 14, 2019.

“US Revolving Loan Maximum Amount” means the sum of (a) Forty Million Dollars ($40,000,000), as such amount may be decreased pursuant to Section 2.11(a) hereof, minus (b) the Availability Block.

3.    Amendment to Revolving Credit Commitment Provisions. Section 2.2A of the Credit Agreement is hereby amended to delete subsection (a) therefrom and to insert in place thereof the following:

(a)    US Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Revolving Lenders shall make a US Revolving Loan or US Revolving Loans to the US Borrower in such amount or amounts as the Administrative Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder, the lesser of (i) the US Revolving Loan Maximum Amount, or (ii) the Revolving Credit Commitment, when such US Revolving Loans are combined with the US Letter of Credit Exposure, the US Swing Line Exposure and the Canadian Revolving Credit Exposure. The US Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow US Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans, Daily LIBOR Loans or Eurodollar Loans. Subject to the provisions of this Agreement, the US Borrower shall be entitled under this Section 2.2A(a) to borrow US Revolving Loans, repay the same in whole or in part and re-borrow US Revolving Loans hereunder at any time and from time to time during the Commitment Period. The aggregate outstanding amount of all US Revolving Loans shall be payable in full on the last day of the Commitment Period.

4.    Amendment to Commitment and Other Fees Provisions. Section 2.10 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and to insert in place thereof the following:

(a)    Commitment Fee. The US Borrower shall pay to the Administrative Agent, for the ratable account of the Revolving Lenders, as a consideration for the Revolving Credit Commitment, a commitment fee, for each day from the First Amendment Effective Date through the last day of the Commitment Period, at a rate per annum equal to:

(i)    the total of (A)(1) the US Revolving Loan Maximum Amount at the end of such day, minus (2) the Revolving Credit Exposure (exclusive of the

Swing Line Exposure) at the end of such day, multiplied by (B) the Applicable Commitment Fee Rate in effect at the end of such day divided by three hundred sixty (360); plus

(ii)    the total of (A) the Availability Block at the end of such day, multiplied by (B) twenty‑two and one-half (22.50) basis points divided by three hundred sixty (360).

The commitment fee shall be payable quarterly in arrears, commencing on March 29, 2019 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

5.    Addition to Conditions to Each Credit Event Provisions. Section 4.1 of the Credit Agreement is hereby amended to add the following new subsection (e) at the end thereof:

(e)    the proceeds of any Loan shall be used only as permitted by Section 5.18 hereof.

6.    Addition to Financial Statements and Information Covenant Provisions. Section 5.3 of the Credit Agreement is hereby amended to add the following new subsection (i) at the end thereof:

(i)    Monthly Financials. The Borrowers shall deliver to the Administrative Agent and the Lenders, within thirty (30) days after the end of each calendar month, monthly internal unaudited balance sheets of the Companies as of the end of such calendar month, and statements of income (loss) and a calculation of Consolidated EBITDA for such month and fiscal year-to-date period and a comparison to the same calendar month of the prior fiscal year and the prior fiscal year-to-date period, all prepared on a Consolidated basis, in form and detail satisfactory to the Administrative Agent and certified by a Financial Officer.

7.    Amendment to Financial Covenant Provisions. Article V of the Credit Agreement is hereby amended to delete Section 5.7 therefrom and to insert in place thereof the following:

Section 5.7. Financial Covenants.

(a)    Leverage Ratio. The Borrowers shall not suffer or permit at any time the Leverage Ratio to exceed 3.25 to 1.00 on December 31, 2019 and thereafter.

(b)    Fixed Charge Coverage Ratio. The Borrowers shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than (i) 1.25 to 1.00 on March 31, 2019 through September 29, 2019, (ii) 1.50 to 1.00 on September 30, 2019 through December 30, 2019, (iii) 1.00 to 1.00 on December 31, 2019 through March 30, 2020, (iv) 1.10 to 1.00 on March 31, 2020 through June 29, 2020, and (v) 1.15 to 1.00 on June 30, 2020 and thereafter.

(c)    Capital Expenditures. The Companies shall not (i) invest more than Seven Million Five Hundred Thousand Dollars ($7,500,000) in Consolidated Capital Expenditures during the period from January 1, 2019 through June 30, 2019, or (ii) invest more than an aggregate amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) in Consolidated Capital Expenditures during the fiscal year of the US Borrower ending December 31, 2019.

8.    Amendment to Restricted Payments Provisions. Article V of the Credit Agreement is hereby amended to delete Section 5.15 therefrom and to insert in place thereof the following:

Section 5.15. Restricted PaymentsSection 5.15. Restricted Payments. No Company shall make or commit itself to make any Restricted Payment at any time, except that, on and after the date that the Borrowers shall have furnished to the Administrative Agent the audited financial statements required by Section 5.3(b) hereof for the fiscal year ended December 31, 2019 showing, to the satisfaction of the Administrative Agent in its sole discretion, that the Borrowers were in full compliance with the financial covenants set forth in Section 5.7 hereof for such period, the US Borrower may make Capital Distributions, so long as no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist.

9.    Amendment to Use of Proceeds Provisions. Article V of the Credit Agreement is hereby amended to delete Section 5.18 therefrom and to insert in place thereof the following:

Section 5.18. Use of ProceedsSection 5.18. Use of Proceeds. The Borrowers’ use of the proceeds of the Loans shall be for working capital and other general corporate purposes of the Companies and for the refinancing of existing Indebtedness and for Acquisitions permitted hereunder; provided that, the Borrowers will not use the proceeds of any Loan to accumulate or maintain cash or Cash Equivalents in Deposit Accounts or Securities Accounts outside of the ordinary course of business (and in either case the Lenders may, in their discretion, refuse to fund Loans for either such purpose). The Borrowers will not, directly or indirectly, use the Letters of Credit or the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise); or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.

10.    Amendment to Amendments, Waivers and Consents Provisions. Section 11.3(b)(i) of the Credit Agreement is hereby amended to delete subpart (G) therefrom and to inset in place thereof the following:

(G) without the unanimous consent of the Lenders, amend (1) this Section 11.3 or Section 2.2A(a), 8.5 or 8.8 hereof, or (2) the definition of US Revolving Loan Maximum Amount or Availability Block, or

11.    Waiver of Specific Default. The Borrowers have notified the Administrative Agent and the Lenders that, prior to giving effect to this Amendment, Borrowers have failed to comply with the covenants set forth in Section 5.7(a) (Leverage Ratio) and Section 5.7(b) (Fixed Charge Coverage Ratio) of the Credit Agreement for the fiscal quarter of the US Borrower ended December 31, 2018 (the “Violations”). The Borrowers have requested that the Administrative Agent and the Lenders waive the Defaults or Events of Default that exist solely by virtue of the Violations. The Administrative Agent and the Lenders hereby waive the aforesaid Defaults or Events of Default on the conditions that, after giving effect to the terms of this Amendment, no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document. This Amendment shall serve as evidence of such waiver. The Borrowers agree with the Administrative Agent and the Lenders that (a) the waiver granted herein applies only to the Violations that relate to the period set forth in this Section 11 and to no other period, (b) except with respect to the limited waiver granted herein specifically relating to the Violations, the Administrative Agent and the Lenders shall not be under any obligation to forbear from exercising any of their rights or remedies upon the occurrence of any Default or Event of Default, and (c) the Administrative Agent and the Lenders have not established any course of dealing with respect to such waiver or otherwise that is inconsistent with the express terms of the Credit Agreement and the other Loan Documents. The waiver requested by the Borrowers and granted by the Administrative Agent and the Lenders hereunder relates solely to the items specifically set forth in this Section 11. No further waiver has been requested or granted.

12.    Closing Deliveries. Concurrently with the execution of this Amendment, the Borrowers shall:

(a)    have delivered to the Administrative Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the First Amendment Effective Date by the Secretary of State (or comparable Governmental Authority) in the state or states (or other jurisdiction) where such Credit Party is incorporated or formed;

(b)    cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement;

(c)    pay an amendment fee to the Administrative Agent, for the pro rata benefit of each Lender executing this Amendment, in an amount equal to twenty-five (25.0) basis points multiplied by each such approving Lender’s existing Commitment; and

(d)    pay all legal fees and expenses and other fees of the Administrative Agent in connection with this Amendment and any other Loan Documents.

13.    Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) the Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrowers and the performance and observance by the Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrowers or any law applicable to the Borrowers or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against the Borrowers; (d) except as waived herein, no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) after giving effect to this Amendment, each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrowers are not aware of any claim or offset against, or defense or counterclaim to, the Borrowers’ obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of the Borrowers in every respect, enforceable in accordance with its terms enforceable against such Borrower in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency or, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

14.    No Course of Dealing. The Borrowers acknowledge and agree that this Amendment is not intended to, nor shall it, establish any course of dealing with respect to the various provisions amended herein, or otherwise, among the Borrowers, the Administrative Agent and the Lenders that is inconsistent with the express terms of the Loan Documents.

15.    Waiver and Release. The Borrowers, by signing below, hereby waive and release the Administrative Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which the Borrowers are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

16.    References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

17.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature,

each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

18.    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

19.    Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

20.    Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

4824-9383-4889.9

Exhibit 10.1

JURY TRIAL WAIVER. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Columbus, Ohio as of the date first set forth above.

CORE MOLDING TECHNOLOGIES, INC. By: /s/ John P. Zimmer John P. Zimmer Vice President, Secretary, Treasurer and Chief Financial Officer
HORIZON PLASTICS INTERNATIONAL INC. By: /s/ John P. Zimmer John P. Zimmer Chief Financial Officer
KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender By: /s/ Scott Klingbeil Scott Klingbeil Assistant Vice President

Signature Page to
First Amendment Agreement

Exhibit 10.1

THE HUNTINGTON NATIONAL BANK as a Lender By: /s/ Ronald B. Wuerth Ronald B. Wuerth Vice President

Signature Page to
First Amendment Agreement

Exhibit 10.1

THE TORONTO-DOMINION BANK as a Lender By: /s/ Scott Stewart Scott Stewart Director National Accounts
By: /s/ Kyla Rackley Kyla Rackley Manager Commercial Credit National Accounts

Signature Page to
First Amendment Agreement

Exhibit 10.1

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing First Amendment Agreement dated as of March 14, 2019. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

CORE COMPOSITES CORPORATION CORE AUTOMOTIVE TECHNOLOGIES LLC CORE COMPOSITES CINCINNATI, LLC By: /s/ John P. Zimmer John P. Zimmer Vice President, Secretary, Treasurer and Chief Financial Officer

Signature Page to
Guarantor Acknowledgment and Agreement